UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  November 14, 2013

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On November 14, 2013, Alliqua, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Celgene Agreement”) with Celgene Corporation (“Celgene”), pursuant to which the Company, on November 18, 2013 (the “Closing Date”), sold an aggregate of 1,672,474 shares (the “Celgene Shares”) of the Company’s Common Stock (“Common Stock”), and a five year warrant to purchase an aggregate of 836,237 shares of Common Stock at an exercise price of $5.69 per share (the “Celgene Warrant”), in exchange for aggregate consideration of $6,000,000 (the “Celgene Private Placement”).

The Celgene Agreement contains representations, warranties and covenants of Celgene and the Company that are typical for transactions of this type.  In addition, the Celgene Agreement provides that for so long as Celgene or any of its affiliates hold at least 50% of the Celgene Shares, at the request of Celgene, the Board of Directors of the Company will be required to use its reasonable best efforts to increase the Board of Directors by one member and elect to such newly created vacancy an individual designated by Celgene. Furthermore, so long as Celgene or any of its affiliates hold at least 25% of the Celgene Shares, and during any and all periods in which Celgene has not appointed a person to serve on the Board of Directors pursuant its rights under the Celgene Agreement, upon the request of Celgene at any time, and from time to time, the Company shall use its reasonable best efforts to permit one individual designated by Celgene as a non-participating observer to be present at all meetings of the Board of Directors.  As long as Celgene holds at least twenty-five percent (25%) of the Celgene Shares, Celgene will also share any right of first offer that any other shareholder of the Company holds for the issuance of any equity securities the Company proposes to issue, other than certain customary excluded issuances.  Additionally, if prior to June 30, 2015 and on or after the date on which the first commercial sale by the Company of certain placental based products pursuant to the License Agreement (as defined below) occurs, the Company proposes to issue equity securities in an aggregate amount of at least $4,000,000, then to the extent so requested by the Company, Celgene shall purchase $4,000,000 of the same equity securities sold in such equity financing and receive warrants to purchase 50% of the number of equity securities purchased by Celgene in such equity financing with an exercise price equal to 135% of the price per share paid in such equity financing.

Pursuant to the Celgene Agreement, in the event that the Company registers any securities for public sale, subject to certain customary exceptions, Celgene shall have the right to include the Celgene Shares and the shares of Common Stock issuable upon the exercise of the Celgene Warrant in the registration statement.

The Celgene Warrant is exercisable at any time on or after the Closing Date and prior to 5:30 p.m., New York City time on the five year anniversary of the Closing Date.  The Celgene Warrant contains provisions that protect its holder against dilution by adjustment of the exercise price in certain events such as stock dividends, stock splits and other similar events.  The Celgene Warrant requires that the Company provide notice to Celgene regarding certain corporate events,  the declaration of a dividend and approval of a change of control transaction.  The Celgene Warrant also permits Celgene to participate in any offering to all record holders of the Company’s Common Stock on the same basis as if it had exercised such warrant prior to such offering.

The Celgene Shares and the Celgene Warrant were offered and sold without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Celgene was an accredited investor (as defined by Rule 501 under the Act) at the time of the transaction.

On November 14, 2013, the Company also entered into a License, Marketing and Development Agreement (the “License Agreement”) with Anthrogenesis Corporation, d/b/a Celgene Cellular Therapeutics (“CCT”), an affiliate of Celgene, pursuant to which CCT granted the Company an exclusive, royalty-bearing license in its intellectual property of certain placental based products, including ECMs, an extracellular matrix derived from the human placenta, and Biovance®, CCT’s proprietary wound coverings produced from decellularized, dehydrated human amniotic membrane, to develop and commercialize ECMs and Biovance® in the United States.  The development and application of the intellectual property covered under the License Agreement will be managed by a Joint Steering Committee, composed of members from each of the Company and CCT.  Following the commencement of commercial sales of the licensed products, the Company will pay CCT annual license fees, designated amounts when certain milestone events occur and royalties on all sales of licensed products, with such amounts being variable and contingent on various factors.

The initial term of the License Agreement ends on November 14, 2023, unless sooner terminated pursuant to the termination rights under the License Agreement, and will extend for additional two-year terms unless either party gives written notice within a specified period prior to the end of a term.  The License Agreement may be terminated (i) by CCT if the Company or any of its affiliates challenges the validity, enforceability or scope of certain enumerated CCT patents anywhere in the world; (ii) by either party if there is a final decree that a licensed product infringed on the intellectual property of a third party; (iii) by either party for breach of the License Agreement, if the breach is not cured within a specified period after receiving written notice of the breach; or (iv) by either party if the other party is the subject of insolvency proceedings, either voluntary or involuntary.  In addition, the License Agreement is terminable on a product-by-product basis, and not with respect to the entire License Agreement (i) by CCT in the second year of the License Agreement, and by either CCT or the Company in the third year of the License Agreement and beyond, if the Company fails to meet certain sales thresholds and (ii) by either party upon written notice if outside legal counsel recommends discontinuance of commercialization of a product because of significant safety, legal, or economic risk as a result of a claim, demand or action or as a result of a change in the interpretation of law by a governmental or regulatory authority.

The License Agreement also contains mutual confidentiality and indemnification obligations for the Company and CCT.

On November 14, 2013, the Company also entered into a Supply Agreement (the “Supply Agreement”) with CCT, pursuant to which CCT shall supply the Company with the Company’s entire requirements of Biovance® for distribution and sale in the United States.  The Supply Agreement also provides that the Company and CCT will enter into a supply agreement for ECMs, on substantially the same terms as the Supply Agreement, prior to the anticipated date on which all regulatory approvals or clearances are acquired for the commercial sale of ECMs.

The Supply Agreement will be terminated automatically upon the termination of the License Agreement and may otherwise be terminated (i) by CCT upon six months’ prior written notice, (ii) by the Company upon six months’ prior written notice if CCT fails to deliver at least a specified portion of a firm purchase order by the required delivery date specified in the order on at least a specified number of occasions in a specified period; (iii) by either party for breach of the Supply Agreement, if the breach is not cured within a specified period after receiving written notice of the breach; or (iv) by either party if the other party is the subject of insolvency proceedings, either voluntary or involuntary.

The Supply Agreement also contains mutual confidentiality and indemnification obligations for the Company and CCT.

The information contained in “Item 3.02 – Unregistered Sales of Equity Securities” of this report is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

On November 18, 2013, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company issued certain accredited investors (the “Investors”) an aggregate of 1,951,220 shares (the “Investor Shares”) of Common Stock, and five year warrants to purchase an aggregate of 975,610 shares of Common Stock at an exercise price of $5.69 per share (each, an “Investor Warrant”), in exchange for aggregate consideration of $7,000,000 (the “Private Placement”).

The Securities Purchase Agreement contains representations, warranties and covenants of the Investors and the Company that are typical for transactions of this type.

The Investor Warrants are exercisable at any time on or after November 18, 2013 (the “Initial Exercise Date”) and prior to 5:30 p.m., New York City time on the five year anniversary of the Initial Exercise Date.  The Investor Warrants contain provisions that protect its holder against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.  The Investor Warrants require that the Company provide notice to the holders regarding certain corporate events, such as the declaration of a dividend and approval of a change of control transaction.

In connection with the closing of the sale of the Investor Shares and Investor Warrants, the Company paid $490,000 in fees to Summer Street Research Partners, Incorporated (“Summer Street”), as the Company’s placement agent, and issued Summer Street a five year warrant to purchase 136,585 shares of Common Stock at an exercise price of $5.69 per share (the “Placement Agent Warrant”).  The Placement Agent Warrant has identical terms to the Investor Warrants.

Each of the Investor Shares, the Investor Warrants and the Placement Agent Warrant were offered and sold without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Investors and Summer Street were accredited investors at the time of the transaction.

As previously reported on a Current Form 8-K filed with the Securities and Exchange Commission on October 28, 2013, on October 22, 2013, the Company sold 250,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) to Crossover Healthcare Fund, LLC (“Crossover”) with a stated value of $1,000,000.  As reported previously, the Preferred Stock is subject to mandatory conversion upon the Company closing an equity, or equity-linked, transaction or series of related transactions with aggregate proceeds to the Company of $5 million or greater at a conversion price equal to the lesser of $3.94 or the price per share of Common Stock paid in such transaction.  Thus, as a result of the Private Placement, the Preferred Stock held by Crossover automatically converted into 278,746 shares of Common Stock on November 18, 2014. The shares of Common Stock issued upon the conversion of the Preferred Stock were issued without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 3(a)(9) of the Act.

The information regarding the Celgene Private Placement set forth in “Item 1.01 – Entry Into a Material Definitive Agreement” of this report is incorporated herein by reference.

Item 3.03    Material Modifications to Rights of Securities Holders.

The information contained in “Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year” of this report is incorporated herein by reference.

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2013, the Company filed with the Department of State of the State of Florida Articles of Amendment to the Articles of Incorporation of the Company (the “Articles of Amendment”) to effect a 1 for 43.75 reverse stock split of its Common Stock (the “Reverse Stock Split”), which decreased the number of common shares issued and outstanding from approximately 311.0 million shares to approximately 7.1 million shares. In connection with the Reverse Stock Split, the Company’s authorized shares of Common Stock also decreased by a ratio of 1 for 43.75 from 2,000,000,000 shares of Common Stock to 45,714,286 shares of Common Stock. A copy of the Articles of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

The Reverse Stock Split became effective as of 5:00 p.m. Eastern Standard Time on November 18, 2013, at which time every forty-three and seventy-five hundredths (43.75) shares of the Company’s issued and outstanding Common Stock automatically converted into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants to purchase shares of Common Stock, the conversion price and number of shares issuable upon conversion of the Preferred Stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plan.

Each Common Stock certificate representing pre-Reverse Stock Split shares will, until surrendered and exchanged, be deemed to represent only the number of post-Reverse Stock Split shares.  No fractional shares will be issued. Any fractional share resulting from the Reverse Stock Split will be rounded down to the nearest whole share if the fraction is less than .5 and will be rounded up to the next whole share if the fraction is .5 or greater.

Common Stock will continue to be quoted on the OTCQB marketplace operated by OTC Markets Group, Inc. on a Reverse Stock Split-adjusted basis under the trading symbol “ALQAD” for a period of 20 trading days to reflect the Reverse Stock Split, after which time the trading symbol will revert to “ALQA.” The new CUSIP number for Common Stock following the Reverse Stock Split is 019621 200.

Except as otherwise indicated herein, all of the share numbers and prices set forth in this Current Report on Form 8-K reflect the implementation of the Reverse Stock Split.

Item 7.01    Regulation FD Disclosure

The Company intends, from time to time, to present and/or distribute to the investment community and utilize at various industry and other conferences a slide presentation, which is attached hereto as Exhibit 99.3. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.3.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.

Item 8.01    Other Events.

On November 19, 2013, the Company issued a press release announcing its agreements with Celgene and CCT and the Private Placement.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On November 18, 2013, the Company issued a press release announcing the effectiveness of the Reverse Stock Split.  A copy of that press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation

99.1	Press Release of Alliqua, Inc., dated November 19, 2013

99.2	Press Release of Alliqua, Inc., dated November 18, 2013

99.3	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: November 19, 2013	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer